Exhibit 99.1

August 5, 2025

QuidelOrtho Reports Second Quarter 2025 Financial Results
― Labs revenue grew 4% as reported and 5% in constant currency ―
― Adjusted EBITDA margin improved by 330 basis points; Achieved $100 million annualized cost savings from initiatives announced in 2024 ―
― Company reiterates full-year 2025 financial guidance ―

Second Quarter 2025 Results
(all comparisons are to the prior year period)

•Total revenue was $614 million, as reported
◦Non-respiratory revenue was $567 million, a decrease of 2% both as reported and in constant currency; excluding Donor Screening, non-respiratory revenue grew 1% in constant currency
▪Labs revenue grew 4% as reported and 5% in constant currency
▪Immunohematology revenue grew 4% as reported and 3% in constant currency
◦Respiratory revenue was $47 million, a 20% decrease primarily driven by lower COVID-19 revenue
•GAAP and non-GAAP operating expenses1 decreased 9%, driven by the Company’s cost-savings initiatives
•GAAP net loss margin was (42%); GAAP operating margin was (29%); adjusted EBITDA margin was 17%, a 330 basis point improvement
•GAAP diluted loss per share was $3.77; adjusted diluted earnings per share (“EPS”) was $0.12

SAN DIEGO, CA August 5, 2025 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in-vitro diagnostic technologies designed for point-of-care settings, clinical labs and transfusion medicine, today announced financial results for the second quarter ended June 29, 2025.

“Our second quarter results demonstrate our continuing commitment to commercial and operational execution,” said Brian J. Blaser, President and Chief Executive Officer, QuidelOrtho. “Our team delivered solid top and bottom-line results while also navigating a challenging global environment. We achieved several of our key priorities during the second quarter, including realizing our previously announced $100 million in annualized cost-savings; announcing our intention to acquire LEX Diagnostics; and initiating a major manufacturing site consolidation. Based on our year-to-date results, we believe we are well positioned to deliver sustainable value over time for our shareholders, customers, and employees.”

Second Quarter 2025

The Company reported total revenue for the second quarter of 2025 of $614 million, compared to $637 million in the prior year period. The decrease in total revenue was primarily due to lower COVID-19 and Donor Screening revenue compared to the prior year period. Foreign currency translation had a favorable impact of 20 basis points on the Company’s second quarter 2025 revenue.

GAAP diluted loss per share for the second quarter of 2025 was $3.77, compared to diluted loss per share of $2.20 in the prior year period. GAAP net loss for the second quarter of 2025 was $255 million, compared to $148 million in the prior year period. GAAP operating loss for the second quarter of 2025 was $181 million, compared to an operating loss of $118 million in the prior year period. GAAP net loss margin was (42%) compared to (23%) in the prior year period. GAAP operating margin was (29%), compared to (18%) in the prior year period. Second quarter 2025 results included $179 million in primarily non-cash restructuring, integration and other charges, including $150 million related to the discontinuation of the Savanna platform; $23 million of integration costs, primarily related to systems consolidation; and $6 million in planned headcount reductions related to manufacturing site consolidation.
1 Operating expenses is comprised of Selling, marketing and administrative and Research and development expenses.

Adjusted diluted EPS for the second quarter of 2025 was $0.12, compared to adjusted diluted loss per share of ($0.07) in the prior year period. Adjusted EBITDA for the second quarter of 2025 was $107 million, compared to $90 million in the prior year period. Adjusted EBITDA margin for the second quarter of 2025 was 17%, compared to 14% in the prior year period, a 330 basis point improvement. The year-over-year increase was driven by the Company’s cost-savings initiatives.

Full-year 2025 Financial Guidance

Based on its current business outlook, the Company is reiterating its fiscal 2025 financial guidance provided on February 12, 2025, as follows:

Total revenues (reported)	$2.60 - $2.81 billion*
Adjusted EBITDA	$575 – $615 million
Adjusted EBITDA margin	22%
Adjusted diluted EPS	$2.07 - $2.57
* Foreign currency exchange is expected to be neutral for the full-year 2025 based on currency rates as of July 27, 2025. Please see page 7 of the Second Quarter 2025 Financial Results presentation on the “Investor Relations” page of the Company’s website for the full list of assumptions on which the Company’s current 2025 financial guidance is based.

A reconciliation of forward-looking non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. We are not, without unreasonable effort, able to reliably predict the impact of impairment charges and related tax benefits, employee compensation costs and other adjustments. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. In addition, the Company believes any such reconciliation would imply a degree of precision and certainty that could be confusing to investors. See "Forward-Looking Statements" and "Non-GAAP Financial Measures."

Conference Call Information

Following the release of financial results, QuidelOrtho will hold a conference call beginning at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results. Interested parties can access the call from the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-470-1428 (domestic) or +1 929-526-1599 (international) and entering Conference ID number 689337.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website under the “Events & Presentations” section.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in vitro diagnostics, developing and manufacturing intelligent solutions that transform data into understanding and action for more people in more places every day.

Offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, bringing fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic.

Building on its long history of innovation, QuidelOrtho works with global healthcare customers to advance diagnostics, where insights and solutions seamlessly connect, illuminating a clearer path for informed decisions.

Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial, integration and other strategic goals, financial guidance and related assumptions and other future financial condition and operating results, including expected results of operations or financial position, cost-savings and operational improvement initiatives, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of the date of this press release and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination of Quidel Corporation and Ortho Clinical Diagnostics Holdings plc or other acquisitions; failure to exercise the option to acquire or complete the proposed acquisition of LEX Diagnostics on the anticipated timeline, or at all, including risks and uncertainties related to LEX Diagnostics’ ability to secure FDA clearance and satisfy other customary closing conditions and provisions; inability to realize the anticipated benefits of acquisitions, discontinuances of certain business operations (such as the discontinuance of the Savanna platform) or cost-savings and operational improvement initiatives on the anticipated timelines, or at all; delays in the development of or failures or delays in the receipt of approvals for new or enhanced products; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those arising from the effects of announced or future or amended tariffs, trade policies and global trade relations, as well as those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”), including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date of this press release. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial measures that are considered non-GAAP financial measures under applicable rules and regulations of the Commission, including but not limited to “constant currency Labs revenue changes,” “constant currency non-respiratory revenue changes,” “constant currency non-respiratory revenue changes, excluding Donor Screening revenue,” “constant currency Immunohematology revenue changes,” “non-GAAP operating expenses,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin,” and other non-GAAP financial measures included in the reconciliation tables accompanying this press release. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@quidelortho.com

Media Contact:
D. Nikki Wheeler
Senior Director, Corporate Communications
media@quidelortho.com

QuidelOrtho
Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Total revenues	$613.9	$637.0	$1,306.7	$1,348.0
Cost of sales, excluding amortization of intangibles	339.0	361.0	688.5	739.9
Selling, marketing and administrative	178.0	188.2	365.0	392.9
Research and development	45.7	56.3	98.9	115.5
Amortization of intangible assets	47.9	51.9	95.9	103.6
Restructuring, integration and other charges	178.9	30.9	195.0	53.5
Goodwill impairment charge	—	—	—	1,743.9
Asset impairment charge	—	56.9	—	56.9
Other operating expenses	5.1	9.3	11.5	17.3
Operating loss	(180.7)	(117.5)	(148.1)	(1,875.5)
Interest expense, net	40.5	41.0	80.5	80.0
Other expense, net	8.4	4.4	9.8	6.3
Loss before income taxes	(229.6)	(162.9)	(238.4)	(1,961.8)
Provision for (benefit from) income taxes	25.8	(15.2)	29.7	(108.1)
Net loss	$(255.4)	$(147.7)	$(268.1)	$(1,853.7)
Basic loss per share	$(3.77)	$(2.20)	$(3.97)	$(27.67)
Diluted loss per share	$(3.77)	$(2.20)	$(3.97)	$(27.67)
Weighted-average shares outstanding - basic	67.7	67.1	67.6	67.0
Weighted-average shares outstanding - diluted	67.7	67.1	67.6	67.0

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	June 29, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$151.7	$98.3
Accounts receivable, net	275.0	282.4
Inventories	578.7	533.7
Prepaid expenses and other current assets	234.0	262.4
Assets held for sale	42.1	42.1
Total current assets	1,281.5	1,218.9
Property, plant and equipment, net	1,314.8	1,380.2
Right-of-use assets	157.0	168.7
Goodwill	711.1	649.5
Intangible assets, net	2,660.5	2,735.6
Other assets	254.2	270.7
Total assets	$6,379.1	$6,423.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$218.8	$246.0
Accrued payroll and related expenses	84.5	116.9
Income tax payable	26.4	5.4
Current portion of borrowings	534.2	341.8
Other current liabilities	278.2	288.7
Total current liabilities	1,142.1	998.8
Operating lease liabilities	156.4	167.2
Long-term borrowings	2,072.1	2,141.3
Deferred tax liabilities	82.8	76.5
Other liabilities	133.0	55.3
Total liabilities	3,586.4	3,439.1
Total stockholders’ equity	2,792.7	2,984.5
Total liabilities and stockholders’ equity	$6,379.1	$6,423.6

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Six Months Ended
	June 29, 2025	June 30, 2024
Cash provided by (used for) operating activities	$18.8	$(98.6)
Cash used for investing activities	(89.2)	(55.5)
Cash provided by financing activities	120.9	144.0
Effect of exchange rates on cash	2.7	(1.9)
Net increase (decrease) in cash, cash equivalents and restricted cash	53.2	(12.0)
Cash, cash equivalents and restricted cash at beginning of period	98.5	119.5
Cash, cash equivalents and restricted cash at end of period	$151.7	$107.5

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$151.7	$107.0
Restricted cash in Other assets	—	0.5
Cash, cash equivalents and restricted cash	$151.7	$107.5

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended				Six Months Ended
	June 29, 2025	Diluted EPS	June 30, 2024	Diluted EPS	June 29, 2025	Diluted EPS	June 30, 2024	Diluted EPS
Net loss	$(255.4)	$(3.77)	$(147.7)	$(2.20)	$(268.1)	$(3.97)	$(1,853.7)	$(27.67)
Adjustments:
Amortization of intangibles	47.9		51.9		95.9		103.6
Restructuring, integration and other charges	178.9		30.9		195.0		53.5
Goodwill impairment charge	—		—		—		1,743.9
Asset impairment charge	—		56.9		—		56.9
Amortization of deferred cloud computing implementation costs	6.8		3.0		11.1		5.9
Incremental depreciation on PP&E fair value adjustment	5.4		9.1		10.6		18.2
Accelerated depreciation	1.0		—		1.0		—
EU medical device regulation transition costs	0.1		0.5		0.3		1.1
Credit Agreement amendment fees	—		4.0		—		4.0
Employee compensation charges	—		—		—		5.6
Other adjustments	(0.2)		0.4		0.7		1.8
Income tax impact of adjustments	23.2		(11.2)		13.0		(112.6)
Discrete tax items	0.2		(2.6)		(1.4)		(3.2)
Adjusted net income	$7.9	$0.12	$(4.8)	$(0.07)	$58.1	$0.86	$25.0	$0.37
Weighted-average shares outstanding - diluted		67.9		67.1		67.9		67.3

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended June 29, 2025			Three Months Ended June 30, 2024
	GAAP	Adjustments(a)	Non-GAAP	GAAP	Adjustments(a)	Non-GAAP
Selling, marketing and administrative	$178.0	$(8.0)	$170.0	$188.2	$(7.4)	$180.8
Research and development	45.7	(0.5)	45.2	56.3	(0.8)	55.5
Operating expenses	$223.7	$(8.5)	$215.2	$244.5	$(8.2)	$236.3

(a) Includes the following non-GAAP adjustments: amortization of deferred cloud computing implementation costs, incremental depreciation on PP&E fair value adjustment, EU medical device regulation transition costs and other adjustments.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net loss	$(255.4)	$(147.7)	$(268.1)	$(1,853.7)
Depreciation and amortization	110.3	116.1	217.4	231.0
Interest expense, net	40.5	41.0	80.5	80.0
Provision for (benefit from) income taxes	25.8	(15.2)	29.7	(108.1)
Restructuring, integration and other charges	178.9	30.9	195.0	53.5
Goodwill impairment charge	—	—	—	1,743.9
Asset impairment charge	—	56.9	—	56.9
Amortization of deferred cloud computing implementation costs	6.8	3.0	11.1	5.9
EU medical device regulation transition costs	0.1	0.5	0.3	1.1
Credit Agreement amendment fees	—	4.0	—	4.0
Employee compensation charges	—	—	—	5.6
Other adjustments	(0.2)	0.4	0.7	1.8
Adjusted EBITDA	$106.8	$89.9	$266.6	$221.9

Total revenues	$613.9	$637.0	$1,306.7	$1,348.0
Adjusted EBITDA margin	17.4%	14.1%	20.4%	16.5%

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	June 29, 2025	June 30, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Respiratory revenues	$46.7	$58.0	(19.5)%	0.4%	(19.9)%	(15.1)%	(4.8)%
Non-Respiratory revenues	567.2	579.0	(2.0)%	0.2%	(2.2)%	—%	(2.2)%
Total revenues	$613.9	$637.0	(3.6)%	0.3%	(3.9)%	(1.5)%	(2.4)%

	Three Months Ended
	June 29, 2025	June 30, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Labs	$369.7	$354.2	4.4%	(0.2)%	4.6%	—%	4.6%
Immunohematology	132.3	126.9	4.3%	1.4%	2.9%	—%	2.9%
Donor Screening	13.3	34.3	(61.2)%	0.2%	(61.4)%	—%	(61.4)%
Point of Care	93.0	117.2	(20.6)%	0.3%	(20.9)%	(5.8)%	(15.1)%
Molecular Diagnostics	5.6	4.4	27.3%	3.1%	24.2%	(5.8)%	30.0%
Total revenues	$613.9	$637.0	(3.6)%	0.3%	(3.9)%	(1.5)%	(2.4)%

	Three Months Ended
	June 29, 2025	June 30, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
North America	$310.7	$350.1	(11.3)%	0.3%	(11.6)%	(2.1)%	(9.5)%
EMEA	87.3	81.1	7.6%	4.3%	3.3%	(0.4)%	3.7%
China	83.4	81.6	2.2%	—%	2.2%	—%	2.2%
Other	132.5	124.2	6.7%	(2.9)%	9.6%	(0.5)%	10.1%
Total revenues	$613.9	$637.0	(3.6)%	0.3%	(3.9)%	(1.5)%	(2.4)%
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.

	Six Months Ended
	June 29, 2025	June 30, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Respiratory revenues	$166.5	$195.3	(14.7)%	0.1%	(14.8)%	(20.7)%	5.9%
Non-Respiratory revenues	1,140.2	1,152.7	(1.1)%	(0.8)%	(0.3)%	—%	(0.3)%
Total revenues	$1,306.7	$1,348.0	(3.1)%	(0.7)%	(2.4)%	(2.8)%	0.4%

	Six Months Ended
	June 29, 2025	June 30, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Labs	$742.7	$711.3	4.4%	(1.2)%	5.6%	(0.1)%	5.7%
Immunohematology	260.8	253.7	2.8%	(0.5)%	3.3%	—%	3.3%
Donor Screening	26.1	67.5	(61.3)%	0.1%	(61.4)%	—%	(61.4)%
Point of Care	263.9	303.9	(13.2)%	—%	(13.2)%	(11.3)%	(1.9)%
Molecular Diagnostics	13.2	11.6	13.8%	0.2%	13.6%	(4.5)%	18.1%
Total revenues	$1,306.7	$1,348.0	(3.1)%	(0.7)%	(2.4)%	(2.8)%	0.4%

	Six Months Ended
	June 29, 2025	June 30, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
North America	$717.4	$784.0	(8.5)%	0.3%	(8.8)%	(4.1)%	(4.7)%
EMEA	176.2	165.9	6.2%	0.2%	6.0%	(0.3)%	6.3%
China	158.4	157.7	0.4%	(0.7)%	1.1%	—%	1.1%
Other	254.7	240.4	5.9%	(5.0)%	10.9%	(0.6)%	11.5%
Total revenues	$1,306.7	$1,348.0	(3.1)%	(0.7)%	(2.4)%	(2.8)%	0.4%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Non-Respiratory Revenue excluding Donor Screening
(In millions, unaudited)

	Three Months Ended
	June 29, 2025	June 30, 2024	% Change	Currency Impact	Constant Currency (a)
Non-Respiratory revenues	$567.2	$579.0	(2.0)%	0.2%	(2.2)%
Donor Screening revenue	(13.3)	(34.3)
Total non-respiratory revenue, excluding Donor Screening	$553.9	$544.7	1.7%	0.2%	1.5%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.